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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: October 27, 2011
(Date of earliest event reported)
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MAXIM INTEGRATED PRODUCTS, INC.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	1-34192 (Commission File Number)	94-2896096 (I.R.S. Employer Identification No.)

120 San Gabriel Drive Sunnyvale, CA 94086 (Address of principal executive offices including zip code)

(408) 737-7600
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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Item 8.01. Other Events.
As previously announced, Maxim Integrated Products, Inc.'s ("Maxim" or the "Company") 2011 annual meeting of stockholders (the “Annual Meeting”) will be held on Wednesday, November 16, 2011 at 10:00 a.m. Pacific Time, at the Company's Event Center at 433 N. Mathilda Avenue, Sunnyvale, California 94086. The Proxy Statement, Notice of Internet Availability of Proxy Materials and proxy card were made available or mailed to stockholders on or about September 30, 2011.

In the Proxy Statement, our board of directors recommended that stockholders vote for Proposal No. 4 to ratify and approve an amendment to Maxim's 1996 Equity Plan to increase the maximum number of shares of Maxim common stock that may be purchased under the 1996 Equity Plan by an additional 7,000,000 shares, equivalent to approximately 2.38% of the Company's outstanding shares.  Further, in the Proxy Statement we disclose that we adopted a burn rate policy applicable for fiscal years 2011 through 2013 (“Burn Rate Policy #1”) in order to continue to manage and control the amount of our common stock used for equity compensation. Burn Rate Policy #1 is described in detail in the Proxy Statement.

In order to continue to manage and control the amount of our common stock used for equity compensation, we are now revising Proposal No. 4 to adopt a second burn rate policy that will become effective if Proposal No. 4 is approved by our stockholders (“Burn Rate Policy #2”). Specifically, Burn Rate Policy #2 requires us to limit the number of shares that we grant subject to stock awards during fiscal years 2012 through 2014 to no more than an annual average of 6.64% of our outstanding common stock (which is equal to the median burn rate plus one (1) standard deviation for 2011 for Russell 3000 companies in the Global Industry Classification Standards Peer Group (Semiconductors & Semiconductor Equipment), as published by Institutional Shareholder Services in 2010), unless otherwise approved by our board of directors and stockholders. Our annual burn rate is calculated as the number of shares subject to stock awards (including stock options, stock appreciation rights, restricted stock, restricted stock units, and other stock awards) granted during our fiscal year (although for purposes of this analysis the number of shares subject to performance units, performance shares and performance-based options will be counted in the fiscal year in which they are earned instead of the fiscal year in which they are granted) divided by our weighted average common stock outstanding for each fiscal year, both as reported in our periodic filings with the SEC. Awards that are settled in cash, awards that are granted pursuant to stockholder approved option exchange programs, awards sold under our employee stock purchase plan and awards issued, assumed or substituted in connection with acquisitions will be excluded from our burn rate calculation. For purposes of our calculation, each share subject to a full value award (i.e., restricted stock, restricted stock units, performance shares, and any other award that does not have an exercise price per share equal to the per share fair market value of our common stock on the grant date) will be counted as 2.5 shares.

Notwithstanding the adoption of Burn Rate Policy #2, Burn Rate Policy #1 will continue in effect during fiscal years 2011 through 2013 and will not be superseded or replaced by Burn Rate Policy #2.
Our adoption of Burn Rate Policy #2 does not change the action we are requesting stockholders take with respect to Proposal No. 4 in the Proxy Statement.  Pursuant to that proposal, we are still asking our stockholders to approve an increase in the number of shares available for issuance under Maxim's 1996 Equity Plan by 7,000,000 shares.

Important Information Regarding Voting

Any vote "FOR" or "AGAINST" Proposal No. 4 using the proxy card made available to the stockholders of record by the Company or the voting instruction card made available to the stockholders of record by their brokerage firm, bank, broker-dealer, trustee or nominee will be counted as a vote "FOR" or "AGAINST" the amendment to the 1996 Equity Plan to increase the shares available for issuance by 7,000,000 shares, as applicable. Any stockholder of the record who already voted on Proposal No. 4 and the amendment to the 1996 Equity Plan to increase the shares available for issuance by 7,000,000 shares and wishes to change his or her vote can do so by (i) delivering to the Company's Corporate Secretary at 120 San Gabriel Drive, Sunnyvale, California 94086 a written notice of revocation or a duly executed proxy bearing a date subsequent to his or her original proxy prior to the date of the 2011 annual meeting, or (ii) attending the Annual Meeting and voting in person.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 27, 2011

MAXIM INTEGRATED PRODUCTS, INC.

By:	/s/ Bruce E. Kiddoo
Bruce E. Kiddoo
Senior Vice President and Chief Financial Officer

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